Exhibit 99.1

McKESSON REPORTS FISCAL 2016 SECOND-QUARTER RESULTS

•	Revenues of $48.8 billion for the second quarter, up 10%.

•	Second-quarter GAAP earnings per diluted share from continuing operations of $2.65, up 29%.

•	Second-quarter Adjusted Earnings per diluted share of $3.31, up 19%.

•	Consolidated results include a pre-tax gain of $51 million, or 14 cents per diluted share, from the sale of our ZEE Medical business.

•	Board of Directors authorized a new $2 billion share repurchase program.

•	Fiscal 2016 Outlook: Adjusted Earnings per diluted share of $12.50 to $13.00.

SAN FRANCISCO, October 29, 2015 – McKesson Corporation (NYSE:MCK) today reported that revenues for the second quarter ended September 30, 2015 were $48.8 billion, up 10% compared to $44.2 billion a year ago. On a constant currency basis, revenues increased 14% over the prior year. On the basis of U.S. generally accepted accounting principles (“GAAP”), second-quarter earnings per diluted share from continuing operations was $2.65 compared to $2.05 a year ago.

Second-quarter Adjusted Earnings per diluted share was $3.31, up 19% compared to $2.79 a year ago. On a constant currency basis, Adjusted Earnings per diluted share increased 20% over the prior year. Second-quarter results include a pre-tax gain of $51 million, or 14 cents per diluted share, related to the sale of the ZEE Medical business within the Distribution Solutions segment. Second-quarter results also reflect lower than expected tax expense driven by a discrete tax benefit of $25 million, or 11 cents per diluted share.

For the first half of the fiscal year, McKesson generated cash from operations of $1.3 billion, and ended the quarter with cash and cash equivalents of $5.4 billion. During the first half of the fiscal year, McKesson repurchased nearly $500 million of its common stock, repaid $498 million in long-term debt, had internal capital spending of $274 million and paid $114 million in dividends.

At its recent meeting, McKesson’s Board of Directors authorized a new $2 billion share repurchase program.

“McKesson delivered solid results during the first six months of our fiscal year. In addition to the strong operating performance across our businesses in the second quarter, we repurchased approximately 2.5 million shares totaling nearly $500 million, announced the acquisition of the UK pharmacy operations of Sainsbury’s and the acquisition of the pharmaceutical distribution business of United Drug Group in Ireland. At its recent meeting, our Board of Directors also authorized a new $2 billion share repurchase program and we remain exceptionally well positioned to continue to execute our portfolio approach to capital deployment. We were also privileged to be selected by Albertsons as its pharmaceutical sourcing and distribution partner across all of its U.S. brands. I am confident in the strength and scale of our global value proposition for our customers and our manufacturing partners, and I am excited about the opportunities across our diversified portfolio of businesses,” said John H. Hammergren, chairman and chief executive officer.

“We are updating our full-year outlook and now expect Adjusted Earnings per diluted share of $12.50 to $13.00 for the fiscal year ending March 31, 2016,” concluded Hammergren.

Segment Results

Distribution Solutions revenues were $48 billion for the quarter, up 11% on a reported basis and up 14% on a constant currency basis.

North America pharmaceutical distribution and services revenues were $40.6 billion for the quarter, up 16% on a reported basis and 17% on a constant currency basis. North America revenue growth primarily reflects market growth and our mix of business.

International pharmaceutical distribution and services revenues were $5.9 billion for the quarter, down 13% on a reported basis and up 2% on a constant currency basis.

Medical-Surgical distribution and services second-quarter revenues were up 3% for the quarter, driven by market growth.

In the second quarter, Distribution Solutions GAAP operating profit was $926 million and GAAP operating margin was 1.93%. Second-quarter adjusted operating profit was $1.1 billion, up 8% on a reported basis and up 11% on a constant currency basis, primarily driven by growth in our North America pharmaceutical distribution and services revenues and a pre-tax gain of $51 million from the sale of the ZEE Medical business. Adjusted operating margin for the Distribution Solutions segment was 2.39%.

Technology Solutions second-quarter revenues were $721 million, down 6% compared to the prior year, primarily driven by the completed sale of our nurse triage business in our first quarter and by the anticipated year-over-year decline in our hospital software business, partially offset by growth in our other technology businesses.

Technology Solutions GAAP operating profit was $146 million for the second quarter and GAAP operating margin was 20.25%. Adjusted operating profit was $157 million for the second quarter and adjusted operating margin was 21.78%.

Fiscal Year 2016 Outlook

McKesson expects Adjusted Earnings per diluted share between $12.50 and $13.00 for the fiscal year ending March 31, 2016, based on an exchange rate of $1.10 per Euro. The updated full-year outlook reflects a number of items, including the sale of ZEE Medical in the second quarter, the impact of the recently completed $500 million share repurchase program, and a reduction in our full-year adjusted tax rate from 31.5% to 31%, primarily driven by a favorable discrete tax item recognized in the second quarter. The revised guidance range also reflects the expiration of the Optum contract at the start of the third quarter and an assumption that generic pharmaceutical pricing trends will remain weak in the second half of the fiscal year and similar to the level of the second quarter.

The updated outlook for Adjusted Earnings per diluted share between $12.50 and $13.00 excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of $1.25 per diluted share.

•	Acquisition expenses and related adjustments of 33 cents per diluted share.

•	LIFO inventory-related charges of 89 cents to 99 cents per diluted share.

The Fiscal 2016 guidance range does not include any potential claim or litigation reserve adjustments, or the impact of any potential new acquisitions and divestitures, and impairments or material restructurings.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments reflecting changes to the company’s reserves for controlled substance distribution claims and average wholesale price litigation matters, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Constant Currency

McKesson also presents its financial results on a Constant Currency basis. The company conducts business worldwide in local currencies, including Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant Currency information is presented to provide a framework for assessing how its business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental Constant Currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; foreign currency fluctuations; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; malfunction, failure or breach of sophisticated internal information systems to perform as designed; cyber attacks or other privacy and data security incidents; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; and withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 8:30AM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 752390. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson Corporation

McKesson Corporation, currently ranked 11th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

###

Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30,			Six Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Revenues	$48,761	$44,160	10%	$96,307	$87,636	10%
Cost of sales (1) (2)	(45,917)	(41,296)	11	(90,615)	(82,040)	10

Gross profit	2,844	2,864	(1)	5,692	5,596	2
Operating expenses (3) (4)	(1,890)	(2,077)	(9)	(3,807)	(4,128)	(8)

Operating income	954	787	21	1,885	1,468	28

Other income, net	17	22	(23)	30	41	(27)
Interest expense	(91)	(95)	(4)	(180)	(191)	(6)

Income from continuing operations before income taxes	880	714	23	1,735	1,318	32
Income tax expense (5)	(244)	(223)	9	(500)	(408)	23

Income from continuing operations after tax	636	491	30	1,235	910	36
Loss from discontinued operations, net of tax	(6)	(14)	(57)	(16)	(22)	(27)

Net income	630	477	32	1,219	888	37
Net income attributable to noncontrolling interests	(13)	(8)	63	(26)	(16)	63

Net income attributable to McKesson Corporation	$617	$469	32%	$1,193	$872	37%

Earnings (loss) per common share attributable to McKesson Corporation (6)
Diluted
Continuing operations	$2.65	$2.05	29%	$5.15	$3.80	36%
Discontinued operations	(0.02)	(0.06)	(67)	(0.07)	(0.09)	(22)

Total	$2.63	$1.99	32%	$5.08	$3.71	37%

Basic
Continuing operations	$2.68	$2.08	29%	$5.21	$3.86	35%
Discontinued operations	(0.02)	(0.06)	(67)	(0.06)	(0.09)	(33)

Total	$2.66	$2.02	32%	$5.15	$3.77	37%

Dividends declared per common share	$0.28	$0.24		$0.52	$0.48

Weighted average common shares
Diluted	235	235	—%	235	235	—%
Basic	232	232	—	232	231	—

(1)	Distribution Solutions segment results for the second quarter and first six months of fiscal year 2016 and 2015 include charges of $91 million and $182 million and $94 million and $192 million related to our last-in-first-out (“LIFO”) method of accounting for inventories, and for the first six months of fiscal year 2016 include $59 million cash proceeds representing our share of antitrust legal settlements.
(2)	Technology Solutions segment results for the first six months of fiscal year 2015 reflect a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(3)	Distribution Solutions segment results for the second quarter and first six months of fiscal year 2016 include a pre-tax gain of $51 million ($33 million after-tax) and $51 million ($29 million after-tax) recognized from the sale of our ZEE Medical business.
(4)	Technology Solutions segment results for the first six months of fiscal year 2016 include a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business.
(5)	The second quarter and first six months of fiscal year 2016 include a $25 million tax benefit related to the reversal of a tax reserve.
(6)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30, 2015						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$2,844	$3	$—	$—	$91	$2,938	(1)%	(1)%
Operating expenses (1)	(1,890)	106	33	—	—	(1,751)	(9)	(7)
Other income, net	17	—	—	—	—	17	(23)	(19)
Interest expense	(91)	—	—	—	—	(91)	(4)	(4)

Income from continuing operations before income taxes	880	109	33	—	91	1,113	23	11
Income tax expense (2)	(244)	(35)	(10)	—	(35)	(324)	9	1

Income from continuing operations after tax	636	74	23	—	56	789	30	16
Income from continuing operations, net of tax, attributable to noncontrolling interests	(13)	—	—	—	—	(13)	63	(41)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$623	$74	$23	$—	$56	$776	29%	18%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (3)	$2.65	$0.32	$0.10	$—	$0.24	$3.31 (4)	29%	19%

Diluted weighted average common shares	235	235	235	—	235	235	—%	—%

	Quarter Ended September 30, 2014
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Gross profit	$2,864	$3	$—	$—	$94	$2,961
Operating expenses	(2,077)	128	62	—	—	(1,887)
Other income, net	22	(1)	—	—	—	21
Interest expense	(95)	—	—	—	—	(95)

Income from continuing operations before income taxes	714	130	62	—	94	1,000
Income tax expense	(223)	(39)	(22)	—	(37)	(321)

Income from continuing operations after tax	491	91	40	—	57	679
Income from continuing operations, net of tax, attributable to noncontrolling interests	(8)	(12)	(2)	—	—	(22)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$483	$79	$38	$—	$57	$657

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (3)	$2.05	$0.33	$0.16	$—	$0.25	$2.79

Diluted weighted average common shares	235	235	235	—	235	235

(1)	Fiscal year 2016 includes a pre-tax gain of $51 million ($33 million after-tax) recognized from the sale of our ZEE Medical business within our Distribution Solutions segment.
(2)	Fiscal year 2016 includes a $25 million tax benefit related to the reversal of a tax reserve.
(3)	Certain computations may reflect rounding adjustments.
(4)	Adjusted Earnings per share on a Constant Currency basis for the second quarter of fiscal year 2016 was $3.34 per diluted share, which excludes the foreign currency exchange effect of $0.03 per diluted share.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Six Months Ended September 30, 2015						Change Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$5,692	$4	$—	$—	$182	$5,878	2%	1%
Operating expenses (2) (3)	(3,807)	216	62	—	—	(3,529)	(8)	(6)
Other income, net	30	1	1	—	—	32	(27)	(22)
Interest expense	(180)	—	—	—	—	(180)	(6)	(6)

Income from continuing operations before income taxes	1,735	221	63	—	182	2,201	32	17
Income tax expense (4)	(500)	(70)	(21)	—	(71)	(662)	23	10

Income from continuing operations after tax	1,235	151	42	—	111	1,539	36	20
Income from continuing operations, net of tax, attributable to noncontrolling interests	(26)	—	—	—	—	(26)	63	(42)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$1,209	$151	$42	$—	$111	$1,513	35%	23%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (5)	$5.15	$0.64	$0.18	$—	$0.47	$6.44 (7)	36%	22%

Diluted weighted average common shares	235	235	235	—	235	235	—%	—%

	Six Months Ended September 30, 2014
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Gross profit (6)	$5,596	$5	$—	$—	$192	$5,793
Operating expenses	(4,128)	254	111	—	—	(3,763)
Other income, net	41	—	—	—	—	41
Interest expense	(191)	—	—	—	—	(191)

Income from continuing operations before income taxes	1,318	259	111	—	192	1,880
Income tax expense	(408)	(80)	(37)	—	(75)	(600)

Income from continuing operations after tax	910	179	74	—	117	1,280
Income from continuing operations, net of tax, attributable to noncontrolling interests	(16)	(23)	(6)	—	—	(45)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$894	$156	$68	$—	$117	$1,235

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (5)	$3.80	$0.66	$0.30	$—	$0.50	$5.26

Diluted weighted average common shares	235	235	235	—	235	235

(1)	Fiscal year 2016 reflects $59 million of cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2016 includes a pre-tax gain of $51 million ($29 million after-tax) recognized from the sale of our ZEE Medical business within our Distribution Solutions segment.
(3)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business within our Technology Solutions segment.
(4)	Fiscal year 2016 includes a $25 million tax benefit related to the reversal of a tax reserve.
(5)	Certain computations may reflect rounding adjustments.
(6)	Technology Solutions segment results for fiscal year 2015 reflect a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(7)	Adjusted Earnings per share on a Constant Currency basis for the first six months of fiscal year 2016 was $6.52 per diluted share, which excludes the foreign currency exchange effect of $0.08 per diluted share.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended September 30, 2015			Quarter Ended September 30, 2014			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$40,603	$—	$40,603	$35,147	$—	$35,147	$442	$41,045	$442	$41,045	16%		16%		17%		17%
International pharmaceutical distribution & services	5,866	—	5,866	6,714	—	6,714	950	6,816	950	6,816	(13)		(13)		2		2
Medical-Surgical distribution & services	1,571	—	1,571	1,529	—	1,529	—	1,571	—	1,571	3		3		3		3
Total Distribution Solutions	48,040	—	48,040	43,390	—	43,390	1,392	49,432	1,392	49,432	11		11		14		14
Technology Solutions - Products and Services	721	—	721	770	—	770	3	724	3	724	(6)		(6)		(6)		(6)
Revenues	$48,761	$—	$48,761	$44,160	$—	$44,160	$1,395	$50,156	$1,395	$50,156	10		10		14		14
GROSS PROFIT
Distribution Solutions	$2,458	$92	$2,550	$2,481	$94	$2,575	$131	$2,589	$131	$2,681	(1)		(1)		4		4
Technology Solutions	386	2	388	383	3	386	(3)	383	(3)	385	1		1		—		—
Gross profit	$2,844	$94	$2,938	$2,864	$97	$2,961	$128	$2,972	$128	$3,066	(1)		(1)		4		4
OPERATING EXPENSES
Distribution Solutions (1)	$(1,545)	$130	$(1,415)	$(1,708)	$176	$(1,532)	$(115)	$(1,660)	$(107)	$(1,522)	(10)		(8)		(3)		(1)
Technology Solutions	(240)	9	(231)	(260)	11	(249)	(3)	(243)	(3)	(234)	(8)		(7)		(7)		(6)
Corporate	(105)	—	(105)	(109)	3	(106)	—	(105)	—	(105)	(4)		(1)		(4)		(1)
Operating expenses	$(1,890)	$139	$(1,751)	$(2,077)	$190	$(1,887)	$(118)	$(2,008)	$(110)	$(1,861)	(9)		(7)		(3)		(1)
OTHER INCOME, NET
Distribution Solutions	$13	$—	$13	$17	$(1)	$16	$1	$14	$2	$15	(24)		(19)		(18)		(6)
Technology Solutions	—	—	—	2	—	2	—	—	—	—	(100)		(100)		(100)		(100)
Corporate	4	—	4	3	—	3	—	4	—	4	33		33		33		33
Other income, net	$17	$—	$17	$22	$(1)	$21	$1	$18	$2	$19	(23)		(19)		(18)		(10)
OPERATING PROFIT
Distribution Solutions(1)	$926	$222	$1,148	$790	$269	$1,059	$17	$943	$26	$1,174	17		8		19		11
Technology Solutions	146	11	157	125	14	139	(6)	140	(6)	151	17		13		12		9
Operating profit	1,072	233	1,305	915	283	1,198	11	1,083	20	1,325	17		9		18		11
Corporate	(101)	—	(101)	(106)	3	(103)	—	(101)	—	(101)	(5)		(2)		(5)		(2)
Interest Expense	(91)	—	(91)	(95)	—	(95)	(2)	(93)	(2)	(93)	(4)		(4)		(2)		(2)
Income from continuing operations before income taxes	$880	$233	$1,113	$714	$286	$1,000	$9	$889	$18	$1,131	23		11		25		13
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.93%		2.39%	1.82%		2.44%		1.91%		2.37%	11	bp	(5	) bp	9	bp	(7	) bp
Technology Solutions	20.25		21.78	16.23		18.05		19.34		20.86	402		373		311		281

(1)	Fiscal year 2016 includes a pre-tax gain of $51 million ($33 million after-tax) recognized from the sale of our ZEE Medical business.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Six Months Ended September 30, 2015			Six Months Ended September 30, 2014			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$80,135	$—	$80,135	$69,451	$—	$69,451	$746	$80,881	$746	$80,881	15%		15%		16%		16%
International pharmaceutical distribution & services	11,704	—	11,704	13,739	—	13,739	2,123	13,827	2,123	13,827	(15)		(15)		1		1
Medical-Surgical distribution & services	3,011	—	3,011	2,908	—	2,908	1	3,012	1	3,012	4		4		4		4
Total Distribution Solutions	94,850	—	94,850	86,098	—	86,098	2,870	97,720	2,870	97,720	10		10		13		13
Technology Solutions - Products and Services	1,457	—	1,457	1,538	—	1,538	6	1,463	6	1,463	(5)		(5)		(5)		(5)
Revenues	$96,307	$—	$96,307	$87,636	$—	$87,636	$2,876	$99,183	$2,876	$99,183	10		10		13		13
GROSS PROFIT
Distribution Solutions (1)	$4,951	$183	$5,134	$4,874	$192	$5,066	$275	$5,226	$275	$5,409	2		1		7		7
Technology Solutions (2)	741	3	744	722	5	727	(3)	738	(3)	741	3		2		2		2
Gross profit	$5,692	$186	$5,878	$5,596	$197	$5,793	$272	$5,964	$272	$6,150	2		1		7		6
OPERATING EXPENSES
Distribution Solutions (3)	$(3,137)	$260	$(2,877)	$(3,378)	$334	$(3,044)	$(242)	$(3,379)	$(224)	$(3,101)	(7)		(5)		—		2
Technology Solutions (4)	(438)	17	(421)	(531)	21	(510)	(5)	(443)	(5)	(426)	(18)		(17)		(17)		(16)
Corporate	(232)	1	(231)	(219)	10	(209)	(1)	(233)	(1)	(232)	6		11		6		11
Operating expenses	$(3,807)	$278	$(3,529)	$(4,128)	$365	$(3,763)	$(248)	$(4,055)	$(230)	$(3,759)	(8)		(6)		(2)		—
OTHER INCOME, NET
Distribution Solutions	$22	$2	$24	$34	$—	$34	$3	$25	$4	$28	(35)		(29)		(26)		(18)
Technology Solutions	1	—	1	2	—	2	—	1	—	1	(50)		(50)		(50)		(50)
Corporate	7	—	7	5	—	5	—	7	—	7	40		40		40		40
Other income, net	$30	$2	$32	$41	$—	$41	$3	$33	$4	$36	(27)		(22)		(20)		(12)
OPERATING PROFIT
Distribution Solutions (1) (3)	$1,836	$445	$2,281	$1,530	$526	$2,056	$36	$1,872	$55	$2,336	20		11		22		14
Technology Solutions (2) (4)	304	20	324	193	26	219	(8)	296	(8)	316	58		48		53		44
Operating profit	2,140	465	2,605	1,723	552	2,275	28	2,168	47	2,652	24		15		26		17
Corporate	(225)	1	(224)	(214)	10	(204)	(1)	(226)	(1)	(225)	5		10		6		10
Interest Expense	(180)	—	(180)	(191)	—	(191)	(5)	(185)	(5)	(185)	(6)		(6)		(3)		(3)
Income from continuing operations before income taxes	$1,735	$466	$2,201	$1,318	$562	$1,880	$22	$1,757	$41	$2,242	32		17		33		19
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.94%		2.40%	1.78%		2.39%		1.92%		2.39%	16	bp	1	bp	14	bp	—	bp
Technology Solutions	20.86		22.24	12.55		14.24		20.23		21.60	831		800		768		736

(1)	Fiscal year 2016 reflects $59 million of cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2015 reflects a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(3)	Fiscal year 2016 includes a pre-tax gain of $51 million ($29 million after-tax) recognized from the sale of our ZEE Medical business.
(4)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended September 30, 2015				Quarter Ended September 30, 2014
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$48,040	$721	$—	$48,761	$43,390	$770	$—	$44,160

Income from continuing operations before interest expense and income taxes (1)	$926	$146	$(101)	$971	$790	$125	$(106)	$809

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$98	$11	$—	$109	$117	$13	$—	$130
Acquisition expenses and related adjustments	33	—	—	33	58	1	3	62
Claim and litigation reserve adjustments	—	—	—	—	—	—	—	—
LIFO-related adjustments	91	—	—	91	94	—	—	94

Total pre-tax adjustments	$222	$11	$—	$233	$269	$14	$3	$286

Adjusted Earnings (Non-GAAP):
Revenues	$48,040	$721	$—	$48,761	$43,390	$770	$—	$44,160

Income from continuing operations before interest expense and income taxes (1)	$1,148	$157	$(101)	$1,204	$1,059	$139	$(103)	$1,095

(1)	Fiscal year 2016 includes a pre-tax gain of $51 million ($33 million after-tax) recognized from the sale of our ZEE Medical business within our Distribution Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Six Months Ended September 30, 2015				Six Months Ended September 30, 2014
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$94,850	$1,457	$—	$96,307	$86,098	$1,538	$—	$87,636

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4)	$1,836	$304	$(225)	$1,915	$1,530	$193	$(214)	$1,509

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$201	$20	$—	$221	$234	$25	$—	$259
Acquisition expenses and related adjustments	62	—	1	63	100	1	10	111
Claim and litigation reserve adjustments	—	—	—	—	—	—	—	—
LIFO-related adjustments	182	—	—	182	192	—	—	192

Total pre-tax adjustments	$445	$20	$1	$466	$526	$26	$10	$562

Adjusted Earnings (Non-GAAP):
Revenues	$94,850	$1,457	$—	$96,307	$86,098	$1,538	$—	$87,636

Income from continuing operations before interest expense and income taxes (1) (2) (3) (4)	$2,281	$324	$(224)	$2,381	$2,056	$219	$(204)	$2,071

(1)	Fiscal year 2016 reflects $59 million of cash proceeds representing our share of antitrust legal settlements within our Distribution Solutions segment.
(2)	Fiscal year 2015 reflects a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(3)	Fiscal year 2016 includes a pre-tax gain of $51 million ($29 million after-tax) recognized from the sale of our ZEE Medical business within our Distribution Solutions segment.
(4)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized from the sale of our nurse triage business within our Technology Solutions segment.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	September 30,	March 31,
	2015	2015
ASSETS
Current Assets
Cash and cash equivalents	$5,359	$5,341
Receivables, net	16,798	15,914
Inventories, net	15,587	14,296
Prepaid expenses and other	1,005	1,119

Total Current Assets	38,749	36,670
Property, Plant and Equipment, Net	2,108	2,045
Goodwill	9,811	9,817
Intangible Assets, Net	3,254	3,441
Other Assets	1,897	1,897

Total Assets	$55,819	$53,870

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$27,151	$25,166
Short-term borrowings	142	135
Deferred revenue	807	1,078
Deferred tax liabilities	1,915	1,820
Current portion of long-term debt	1,110	1,529
Other accrued liabilities	3,650	3,769

Total Current Liabilities	34,775	33,497
Long-Term Debt	8,136	8,180
Other Noncurrent Liabilities	2,625	2,722

Redeemable Noncontrolling Interests	1,410	1,386

McKesson Corporation Stockholders’ Equity	8,788	8,001
Noncontrolling Interests	85	84

Total Equity	8,873	8,085

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$55,819	$53,870

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Six Months Ended September 30,
	2015	2014
OPERATING ACTIVITIES
Net income	$1,219	$888
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	451	538
Other deferred taxes	23	114
Share-based compensation expense	78	82
LIFO charges	182	192
Gain from sale of businesses	(102)	(6)
Other non-cash items	7	24
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,037)	(1,531)
Inventories	(1,469)	(1,122)
Drafts and accounts payable	1,960	1,463
Deferred revenue	(258)	(253)
Taxes	203	(66)
Other	(6)	(158)

Net cash provided by operating activities	1,251	165

INVESTING ACTIVITIES
Property acquisitions	(178)	(190)
Capitalized software expenditures	(96)	(80)
Acquisitions, less cash and cash equivalents acquired	(11)	(31)
Proceeds from sale of businesses	204	(2)
Other	12	(4)

Net cash used in investing activities	(69)	(307)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	1,501	1,790
Repayments of short-term borrowings	(1,501)	(1,572)
Proceeds from issuances of long-term debt	—	3
Repayments of long-term debt	(498)	(231)
Common stock transactions:
Issuances	72	66
Share repurchases, including shares surrendered for tax withholding	(605)	(105)
Dividends paid	(114)	(115)
Other	(45)	(4)

Net cash used in financing activities	(1,190)	(168)

Effect of exchange rate changes on cash and cash equivalents	26	(79)

Net increase (decrease) in cash and cash equivalents	18	(389)
Cash and cash equivalents at beginning of period	5,341	4,193

Cash and cash equivalents at end of period	$5,359	$3,804

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following non-GAAP measures in this press release. The Company believes the presentation of non-GAAP measures provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments, and Last-In-First-Out (“LIFO”) inventory-related adjustments, as well as the related income tax effects. The Company evaluates its definition of Adjusted Earnings on a periodic basis and will update the definition from time to time. The evaluation considers both the quantitative and qualitative aspect of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with business acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction and integration expenses that are directly related to business acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Claim and litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Controlled Substance Distribution Claims and the Average Wholesale Price litigation matters, as such terms are defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s non-controlling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

The Company internally uses non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business worldwide in local currencies, including Euro, British pound and Canadian dollar. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

****

Euro to U.S. Dollar Average Foreign Exchange Rates by Quarter

Our international pharmaceutical distribution and services business reflects the results from Celesio AG (“Celesio”). Celesio independently reports its financial results in Euros. Our financial results for the second quarter and first six months of fiscal 2016, as provided on a constant currency basis, exclude primarily the effects of the Euro to the U.S. dollar exchange rate fluctuations between the current periods and the comparable periods previously reported.

	Euro to $1 U.S. Dollar
	Fiscal 2015 *	Fiscal 2016
First Quarter	1.37	1.10	*
Second Quarter	1.33	1.11	*
Third Quarter	1.25	1.10	**
Fourth Quarter	1.13	1.10	**

*	Quarterly exchange rates are computed as a simple average using the average monthly Euro to U.S. dollar exchange rate as reported by the European Central Bank.
**	McKesson Corporation’s full year guidance exchange rate as communicated on May 12, 2015, July 29, 2015 and October 29, 2015.